Exhibit 4.1

INDENTURE

HF SINCLAIR CORPORATION

AND

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

Dated as of [                ] [    ], 20[    ]

Debt Securities

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of [                ] [    ], 20[    ]

Trust Indenture Act Section	Indenture Section
Sec. 310(a)(1)	6.08
(a)(2)	6.08
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.08
(b)	6.08
(c)	Not Applicable
Sec. 311(a)	6.09; 6.13
(b)	6.05
(c)	Not Applicable
Sec. 312(a)	7.01
(b)	7.01, 7.02
(c)	7.02
Sec. 313(a)	7.03(a)
(b)(1)	Not Applicable
(b)(2)	7.03(b)
(c)	7.03(c)
(d)	7.03(c)
Sec. 314(a)(1)	7.04
(a)(2)	7.04
(a)(3)	7.04
(a)(4)	10.05
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
Sec. 315(a)	6.01(a)
(b)	6.02
(c)	6.01(b)
(d)	6.01(c)
(d)(1)	6.01(a)(1), (c)(1)
(d)(2)	6.01(c)(2)
(d)(3)	6.01(c)(3)
(e)	5.14
Sec. 316(a)(1)(A)	5.02, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	Not Applicable
Sec. 317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
Sec. 318(a)	1.08
(b)	Not Applicable
(c)	1.08

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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ARTICLE ELEVEN
NEGATIVE COVENANTS	41
SECTION 11.01. Limitations on Liens.	41
SECTION 11.02. Limitations on Sale and Leaseback Transactions.	44

ARTICLE TWELVE
REDEMPTION OF SECURITIES	44
SECTION 12.01. Applicability of Article.	44
SECTION 12.02. Election to Redeem; Notice to Trustee.	44
SECTION 12.03. Selection by Trustee of Securities to be Redeemed.	44
SECTION 12.04. Notice of Redemption.	45
SECTION 12.05. Deposit of Redemption Price.	46
SECTION 12.06. Securities Payable on Redemption Date.	46
SECTION 12.07. Securities Redeemed in Part.	46

ARTICLE THIRTEEN
SINKING FUNDS	47
SECTION 13.01. Applicability of Article.	47
SECTION 13.02. Satisfaction of Sinking Fund Payments with Securities.	47
SECTION 13.03. Redemption of Securities for Sinking Fund.	47

ARTICLE FOURTEEN
REPAYMENT AT THE OPTION OF HOLDERS	48
SECTION 14.01. Applicability of Article.	48

ARTICLE FIFTEEN
MEETINGS OF HOLDERS OF SECURITIES	48
SECTION 15.01. Purposes for Which Meetings May Be Called.	48
SECTION 15.02. Call, Notice and Place of Meetings.	48
SECTION 15.03. Persons Entitled to Vote at Meetings.	48
SECTION 15.04. Quorum; Action.	49
SECTION 15.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.	49
SECTION 15.06. Counting Votes and Recording Action of Meetings.	50

ARTICLE SIXTEEN
MISCELLANEOUS PROVISIONS	50
SECTION 16.01. Securities in Foreign Currencies.	50

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INDENTURE, dated as of [                ] [    ], 20[    ], between HF SINCLAIR CORPORATION, a Delaware corporation (hereinafter called the “Company”), having its principal office at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, and COMPUTERSHARE TRUST COMPANY, N.A., as Trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

The Company has duly authorized the execution and delivery of this Indenture and all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the sum of one dollar duly paid by the Company to the Trustee, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)    terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)    References to “Article,” “Section” or “Exhibit” or other subdivision herein are references to an Article, Section, Exhibit or other subdivision of the Indenture, unless the context otherwise requires; and

(5)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms used principally in Article Six are defined in that Article.

“Act” when used with respect to any Holder has the meaning specified in Section 1.04.

“Additional Amounts” means any additional amounts which are required by a Security or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain matters, including, without limitation, taxes imposed on certain Holders, and which are owing to such Holders.

“Affiliate” has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor rule thereunder.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments, other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in an official language of the country of publication or in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bearer Security” means any Security in the form established pursuant to Section 2.01 which is payable to bearer.

“Board of Directors” means either the Board of Directors of the Company or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a day on which the Trustee or banking institutions in The City of New York or in the City of Dallas, Texas are authorized or required by law to close, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture.

“Capital Stock” of any Person means any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chief Executive Officer, the President, a Vice President or by the Treasurer, and by an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Consolidated Adjusted Net Assets” means the total amount of assets of the Company and its Subsidiaries, less (i) all current liabilities (excluding the amount of those liabilities that are by their terms extendable or renewable at the Company’s option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt) and (ii) total prepaid expenses and deferred charges, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Company and its Subsidiaries, for the most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Corporate Trust Office” means the designated office of the Trustee at which this Indenture is administered and which, at the date hereof, is located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, 7th Floor, Minneapolis, MN 55415 or at such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee.

“corporation” includes corporations, associations, companies, limited liability companies and business trusts.

“coupon” means any interest coupon appertaining to a Bearer Security.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Dollars” or “$” or any similar reference shall mean the currency of the United States, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture.

“Event of Default” has the meaning specified in Section 5.01.

“Funded Debt” means any indebtedness of the Company or any of its Subsidiaries which would, in accordance with generally accepted accounting principles, be classified as long-term debt or finance lease obligations, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“HEP” means Holly Energy Partners, L.P., a Delaware limited partnership.

“HLS” means Holly Logistic Services, L.L.C., a Delaware limited liability company.

“Holder”, when used with respect to any Security, means in the case of a Registered Security, the Person in whose name the Security is registered in the Security Register and in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include each Officers’ Certificate delivered to the Trustee pursuant to Section 3.03.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, includes interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 10.04, includes such Additional Amounts.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the applicable Securities.

“Liens” means mortgages, liens, pledges, security interests or other encumbrances.

“Maturity” when used with respect to any Security means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, request for redemption or otherwise.

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, the President, a Vice President or the Treasurer, and by an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee, that meets the requirements of Section 1.02.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of or counsel for the Company, that meets the requirements of Section 1.02.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for declaration of an amount less than the principal thereof to be due and payable upon acceleration pursuant to Section 5.02.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)    Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)    Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons thereto appertaining, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)    Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in Section 1.04(a), and, provided further, that Securities owned beneficially by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, other than Securities purchased in connection with the distribution or trading thereof, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Permitted Lien” has the meaning specified in Section 11.01.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof or other entity of any kind.

“Place of Payment” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as provided pursuant to Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Security or the Security to which a mutilated, destroyed, lost or stolen coupon appertains.

“Principal Domestic Subsidiary” means any Subsidiary (i) that has substantially all its assets in the United States and (ii) that owns a Principal Property.

“Principal Property” means any of the Company’s or its Subsidiaries’ refineries in the United States, but not including (1) any refinery that in the Company’s opinion is not material to the Company’s and its Subsidiaries’ total business conducted as an entirety, (2) any portion of a particular property that is similarly found not to be material to the use or operation of such property, or (3) any transportation or marketing facilities or assets.

“Redemption Date” when used with respect to any Security to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed means the price at which it is to be redeemed as determined pursuant to the provisions of this Indenture.

“Registered Security” means any Security established pursuant to Section 2.01 which is registered in the Security Register.

“Regular Record Date” for the interest payable on a Registered Security on any Interest Payment Date means the date, if any, specified in such Security as the “Regular Record Date”.

“Responsible Officer” when used with respect to the Trustee means, any officer within the corporate trustee department of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be such officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Sale and Leaseback Transactions” has the meaning specified in Section 11.02.

“Security” or “Securities” means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Signature Law” has the meaning specified in Section 1.18.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Company pursuant to Section 3.07.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means (i) any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock, (ii) any general partnership, joint venture or similar entity, of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% or the outstanding partnership or similar interests and (iii) any limited partnership of which the Company or any of its Subsidiaries is a general partner and which is consolidated with the Company for financial reporting purposes pursuant to generally accepted accounting principles; provided that, HLS, HEP and their respective subsidiaries, for so long as HEP is not wholly owned, directly or indirectly, by the Company, in each case shall be deemed not to be Subsidiaries of the Company.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“United States” means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“United States Alien” means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

“U.S. Depository” or “Depository” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more global Securities, the Person designated as U.S. Depository by the Company pursuant to Section 3.01, which must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, if so provided pursuant to Section 3.01 with respect to the Securities of any series, any successor to such Person. If at any time there is more than one such Person, “U.S. Depository” shall mean, with respect to any series of Securities, the qualifying entity which has been appointed with respect to the Securities of that series.

“Vice President” when used with respect to the Company shall mean any Vice President of the Company whether or not designated by a number or a word or words added before or after the title “Vice President”.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s board of directors.

“wholly owned” when used with reference to an entity, means an entity of which all of the outstanding Capital Stock (except for qualifying shares) or partnership or similar interests, as applicable, is owned by the Company or by one or more of its wholly owned Subsidiaries.

SECTION 1.02.    Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee (a) an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (b) an Opinion of Counsel stating that in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the Trust Indenture Act) must comply with the provisions of Section 314(e) of the Trust Indenture Act and shall include:

(1)    a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04.    Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If, but only if, Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.06.

Without limiting the generality of this Section 1.04, unless otherwise established in or pursuant to a Board Resolution or set forth or determined in an Officers’ Certificate, or established in one or more indentures supplemental hereto, pursuant to Section 3.01, a Holder, including a U.S. Depository that is a Holder of a global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a U.S. Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such U.S. Depository’s standing instructions and customary practices.

The Company shall fix a record date for the purpose of determining the Persons who are beneficial owners of interest in any permanent global Security held by a U.S. Depository entitled under the procedures of such U.S. Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(c)    The ownership of Registered Securities and the principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)    The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient.

(e)    If the Company shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(f)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.05.    Notices etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)    the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office and shall be deemed delivered upon receipt by a Responsible Officer of the Trustee, or

(2)    the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, postage prepaid, via certified mail, return receipt requested, to the Company addressed to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.06.    Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein or in the form of Securities of any particular series pursuant to the provisions of this Indenture, where this Indenture provides for notice to Holders of Securities of any event,

(1)    such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such Notice; and

(2)    such notice shall be sufficiently given to Holders of Bearer Securities, if any, if published in an Authorized Newspaper in The City of New York and, if the Securities of such series are then listed on any stock exchange outside the United States, in an Authorized Newspaper in such city as the Company shall advise the Trustee that such stock exchange so requires, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07.    Language of Notices, etc.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

SECTION 1.08.    Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

SECTION 1.09.    Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.10.    Successors and Assigns.

All covenants and agreements in this Indenture by the parties hereto shall bind the successors and assigns of such parties, whether so expressed or not.

SECTION 1.11.    Severability Clause.

In case any provision in this Indenture or in the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.12.    Benefits of Indenture.

Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.13.    Governing Law.

This Indenture and the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

SECTION 1.14.    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities or coupons other than a provision in the Securities which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day, except that if such next succeeding Business Day is in the next succeeding calendar year, then on the immediately preceding Business Day, at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 1.15.    No Recourse Against Others.

A director, officer, employee, stockholder, partner or other owner of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities or for any obligations of the Company or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

SECTION 1.16.    Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

SECTION 1.17.    U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identities each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 1.18.    Electronic Signature.

The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) in the case of this Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby, other than any Securities, any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case except in the case of authentication of Securities. Each electronic signature (except in the case of any Securities) or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature (except in the case of any Securities), of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for authentication of Securities or execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

ARTICLE TWO

SECURITY FORMS

SECTION 2.01.    Forms Generally.

The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series, related coupons, if any, and temporary global Securities, if any, shall be in the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, shall have appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without coupons. If so provided as contemplated by Section 3.01, the Securities of a series also shall be issuable in bearer form, with or without interest coupons attached.

The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as conclusively evidenced by their execution of such Securities or coupons.

SECTION 2.02.    Form of Trustee’s Certificate of Authentication.

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

ARTICLE THREE

THE SECURITIES

SECTION 3.01.    Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto:

(1)    the title of the Securities and the series in which such Securities shall be included;

(2)    any limit upon the aggregate principal amount of the Securities of such title or the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 12.07);

(3)    whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both; any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa; and whether any Securities of the series are to be issuable initially in global form and, if so, (i) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 3.05 and (ii) the name of the depository or the U.S. Depository, as the case may be, with respect to any global Security;

(4)    the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(5)    if Securities of the series are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form (representing all of the Outstanding Bearer Securities of the series) payable in respect of an Interest Payment Date prior to the exchange of such temporary Bearer Security for definitive Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

(6)    the date or dates on which the principal of such Securities is payable;

(7)    the rate or rates at which such Securities shall bear interest, if any, or any method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on Registered Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on such securities shall be payable in respect of specified taxes, assessments or other governmental charges withheld or deducted and, if so, whether the Company has the option to redeem the affected Securities rather than pay such Additional Amounts, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)    the place or places, if any, in addition to or other than the Corporate Trust Office, where the principal of (and premium, if any) and interest on such Securities shall be payable;

(9)    the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

(10)    the obligation, if any, of the Company to redeem or purchase such Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities;

(11)    the denominations in which Registered Securities of the series, if any, shall be issuable if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and the denominations in which Bearer Securities of the series, if any, shall be issuable if other than the denomination of $5,000;

(12)    if other than the principal amount thereof, the portion of the principal amount of such Securities which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(13)    if other than the currency of the United States, the coin or currency, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such Securities shall be payable;

(14)    if the principal of (and premium, if any) or interest, if any, on such Securities are to be payable, at the election of the Company or a Holder thereof, in a coin or currency, including composite currencies, other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(15)    if the amount of payments of principal of (and premium, if any) or interest, if any, on such Securities may be determined with reference to an index, formula or other method or based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(16)    the right, if any, of the Company to defer payments of interest by extending the interest payment periods and specify the duration of such extension, the Interest Payment Dates on which such interest shall be payable and whether and under what circumstances additional interest on amounts deferred shall be payable;

(17)    the limitation, if any, on the Company’s right to pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest;

(18)    if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions; and

(19)    any other terms of such Securities.

All Securities of any one series and the coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except as to denomination and the rate or rates of interest, if any, and Stated Maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to such Board

Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such series.

SECTION 3.02.    Denominations.

Unless other denominations and amounts may from time to time be fixed by or pursuant to a Board Resolution, the Registered Securities of each series, if any, shall be issuable in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and the Bearer Securities of each series, if any, shall be issuable in minimum denominations of $5,000, or in such other denominations and amounts as may from time to time be fixed by or pursuant to a Board Resolution.

SECTION 3.03.    Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chief Executive Officer, President, and any Executive Vice President or Senior Vice President or its Treasurer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company.

Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with the Board Resolution and Officers’ Certificate or supplemental indenture with respect to such Securities referred to in Section 3.01 and a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order and subject to the provisions hereof shall authenticate and make available for delivery such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

1.    the form and terms of such Securities and coupons, if any, have been established in conformity with the provisions of this Indenture; and

2.    that all conditions precedent to the authentication and delivery of such Securities, together with the coupons, if any, appertaining thereto, have been complied with and that such Securities and coupons, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee being advised by counsel determines that such action may not lawfully be taken.

Each Registered Security shall be dated the date of its authentication. Each Bearer Security and any temporary Bearer Security in global form shall be dated as of the date specified as contemplated by Section 3.01.

No Security or coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.02 or 6.12 executed by or on behalf of the Trustee by the manual signature of one of its authorized signers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Except as permitted by Section 3.06 or 3.07, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

SECTION 3.04.    Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute and deliver to the Trustee, and upon Company Order the Trustee shall authenticate and make available for delivery in the manner provided in Section 3.03, temporary Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Bearer Securities of any series, such temporary Securities may be in global form, representing all of the Outstanding Bearer Securities of such series.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable for definitive Securities of such series containing identical terms and provisions upon surrender of the temporary Securities of such series at an office or agency of the Company maintained for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series containing identical terms and provisions; provided, however, that no definitive Bearer Security, except as provided pursuant to Section 3.01, shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth therein. Unless otherwise specified as contemplated by Section 3.01 with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 3.05.    Registration, Transfer and Exchange.

With respect to the Registered Securities of each series, if any, the Company shall cause to be kept at an office or agency of the Company maintained pursuant to Section 10.02, a register (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Securities of each series and of transfers of the Registered Securities of each series. Such office or agency shall be the “Security Registrar” for the Registered Securities, if any, of each series of Securities. In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company maintained for that series pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Registered Securities which the holder making the exchange is entitled to receive.

At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series containing identical terms and provisions, of any authorized denominations and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.02, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such coupon is so surrendered with such Bearer Security, such coupon shall be returned to the person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

If expressly provided with respect to the Securities of any series, at the option of the Holder, Registered Securities of such series may be exchanged for Bearer Securities upon such terms and conditions as may be provided with respect to such series.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any global Security shall be exchangeable only if (i) the Securities Depository notifies the Company that it is unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such global Security shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities and the Security Registrar has received a request from the Securities Depository to issue Securities in lieu of all or a portion of the global Security. If the beneficial owners of interests in a global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of any authorized form and denomination, as specified as contemplated by Section 3.01, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Securities shall be surrendered from time to time by the U.S. Depository or such other depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depository or such depository, as the case may be (which instructions shall be in writing but need not comply with Section 1.02 or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities of the same series without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged which (unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the global Security shall be issuable only in the form in which the Securities are issuable, as specified as contemplated by Section 3.01) shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date; and provided, further, that (unless otherwise specified as contemplated by Section 3.01) no Bearer Security delivered in exchange for a portion of a global Security shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such depository or the U.S. Depository, as the case may be, or such other depository or U.S. Depository referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Security Registrar for such series of Security presented) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and such Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

The transferor of any Security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a Security that is not a global Security for a global Security, the Company or the Securities Depository shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 12.06 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 12.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series, provided that such Registered Security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of this Indenture.

SECTION 3.06.    Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Securities.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon; provided, however, that payment of principal of (and premium, if any) and any interest on Bearer Securities shall, except as otherwise provided in Section 10.02, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.01, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith.

Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 3.07.    Payment of Interest; Interest Rights Preserved.

Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called “Defaulted Interest”) unless it is paid within the applicable grace period, shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities affected (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The

Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment; provided, that notwithstanding anything herein to the contrary, no Special Record Date shall be required for any Defaulted Interest that is paid within the applicable grace period. The Company shall promptly notify the Trustee of such Special Record Date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of such Registered Securities at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. The Trustee shall have no duty whatsoever to determine whether any Defaulted Interest is payable or the amount thereof.

(2)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

At the option of the Company, interest on Registered Securities of any series that bear interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Security.

SECTION 3.08.    Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09.    Cancellation.

All Securities and coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it in accordance with its customary procedures. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee shall be disposed of by the Trustee in its customary manner.

SECTION 3.10.    Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, or as set forth in any supplemental indenture, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months or, for any period shorter than a full three months, on the basis of the actual number of days elapsed in such period.

SECTION 3.11.    CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01.    Satisfaction and Discharge of Indenture.

Upon the direction of the Company by a Company Order this Indenture shall cease to be of further effect as to any series of Securities issued hereunder (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and any right to receive Additional Amounts, as provided in Section 10.04), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when

(1)    either

(A)    all Securities of such series theretofore authenticated and delivered and all coupons appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.05, (ii) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 12.06, and (iv) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B)    all such Securities and, in the case of (i) or (ii) below, any such coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(i)    have become due and payable, or

(ii)    will become due and payable at their Stated Maturity within one year, or

(iii)    if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)    the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture in its entirety only if requested to do so with respect to Securities of all series as to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instrument from all Trustees hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.02.    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the applicable Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 5.01.    Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)    default in the payment of any interest upon any Security of that series when such interest becomes due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of the Securities of such series shall not constitute a default in the payment of interest for this purpose; or

(2)    default in the payment of the principal of (and premium, if any, on) any Security of that series when it becomes due and payable at Maturity; or

(3)    default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4)    default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days (or, in the case of a default under Section 7.04(a), 180 days) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)    a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(6)    the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing; or

(7)    any other Event of Default provided with respect to Securities of that series.

SECTION 5.02.    Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing (other than an Event of Default specified in clause (5) or (6) of Section 5.01), then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal of, and accrued and unpaid interest, if any, on, all the Securities of that series, or such lesser amount as may be provided for in the Securities of that series, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable. If an Event of Default under clause (5) or (6) of Section 5.01 occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(1)    the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)    all overdue installments of interest on all Securities of that series,

(B)    the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

(C)    to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Securities, and

(D)    all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2)    all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03.    Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default specified in Section 5.02(1) or Section 5.02(2) occurs and is continuing, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04.    Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)    to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of that series, of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders allowed in such judicial proceeding, and

(ii)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a line on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

SECTION 5.05.    Trustee May Enforce Claims Without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

SECTION 5.06.    Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and its agents and counsel under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium, if any) and interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, respectively;

THIRD: The balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 5.06.

SECTION 5.07.    Limitation on Suits.

No Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)    the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)    such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or Holders of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being understood the Trustee does not have an affirmative duty to ascertain or determine whether any action or inaction affects, disturbs or prejudices the rights of any Holder or seeks to obtain priority or preference over any Holder).

SECTION 5.08.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the contractual right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Security or payment of such coupon on the respective Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.09.    Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities or coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

SECTION 5.12.    Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

(1)    such direction shall not be in conflict with any rule of law or with this Indenture,

(2)    the Trustee may require indemnity satisfactory to it to be furnished prior to taking such action,

(3)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(4)    such direction is not unduly prejudicial to the rights of other Holders of Securities of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such Holders).

Notwithstanding the foregoing, the Trustee may refuse to follow any direction that may involve the Trustee in personal liability.

SECTION 5.13.    Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

(1)    in the payment of the principal of (and premium, if any) or interest on any Security of such series, or

(2)    in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14.    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit, other than the Trustee, of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, including the Trustee, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee or by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of (and premium, if any) or interest on any Security or the payment of any coupon on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or interest on any overdue principal of any Security.

SECTION 5.15.    Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 6.01.    Certain Duties and Responsibilities.

(a)    Except during the continuance of an Event of Default,

(1)    the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee or any predecessor Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any facts, statements, opinions, conclusions or mathematical calculations stated therein).

(b)    In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(1)    this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e)    The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(f)    The Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(g)    No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it.

(h)    The Trustee shall comply with the provisions of Section 313(b)(2) of the Trust Indenture Act to the extent possible.

SECTION 6.02.    Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series that is known to the Trustee as provided in Section 6.03(i), the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 7.03(c), notice of such default hereunder, unless such default shall have been cured or waived, provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities and coupons of such series; and provided, further, that in the case of any default of the character specified in Section 5.01(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 6.03.    Certain Rights of Trustee.

Except as otherwise provided in Section 6.01:

(a)    the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any fact or matter stated therein;

(b)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may conclusively rely on an Officers’ Certificate, an Opinion of Counsel or both, and will not be liable for any action it takes or omits to take in good faith and in reliance on such Officers’ Certificate or Opinion of Counsel;

(d)    the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder and in reliance thereon;

(e)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability of any kind solely by reason of such inquiry or investigation;

(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h)    the Trustee shall not be deemed to have notice of, or be charged with knowledge of, any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(i)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j)    the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k)    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(l)    the right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty; and

(m)    under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

SECTION 6.04.    Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, and in any coupons shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons or in any other document issued in connection with the sale of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05.    May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06.    Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 6.07.    Compensation and Reimbursement.

The Company agrees

(1)    to pay to the Trustee (in each of its capacities hereunder) from time to time such compensation as the parties shall agree to in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel); and

(3)    to indemnify, defend and protect each of the Trustee (in its individual capacity and Trustee capacities), any predecessor Trustee and their respective agents, employees, officers and directors for, and to hold them harmless against, any and all loss, liability, claim, damage, costs or expense (including taxes other than taxes based on the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 6.07 and reasonable attorneys’ fee and expenses and court costs) and defending themselves against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent any such loss, liability or expense that is the result of its negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable decision. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on Securities. The benefits of this Section shall survive termination of this Indenture, any satisfaction and discharge under Article Four and resignation or removal of the Trustee. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

SECTION 6.08.    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a corporation (or other person permitted to so act by the Commission) permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section or Section 310(a)(5) of the Trust Indenture Act, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee is subject to Section 310(b) of the Trust Indenture Act.

SECTION 6.09.    Resignation and Removal; Appointment of Successor.

(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)    The Trustee may resign at any time with respect to the Securities of one or more series giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(c)    The Trustee may be removed upon 30 days’ prior written notice with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(d)    If at any time:

(1)    the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(2)    the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or by any such Holder of a Security, or

(3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder.

(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)    The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register and, if Securities of such series are issued as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 6.10.    Acceptance of Appointment by Successor.

(a)    In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its rights provided for in Section 6.07.

(b)    In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor Trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture other than as hereinafter expressly set forth, and each such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall, subject to its rights under Section 6.07, duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)    Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b)(1) of this Section, as the case may be.

(d)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.11.    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.12.    Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall (i) mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register, and (ii) if Securities of the series are issued as Bearer Securities, publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor Authenticating Agent has its principal office if such office is located outside the United States. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.08, 6.04 and 6.05 shall be applicable to each Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form.

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

By:

        Authorized Signatory

                             , as Authenticating Agent

By:

        Authorized Signatory

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not comply with Section 1.02) by the Company, shall appoint in accordance with this Section 6.12 an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

SECTION 6.13.    Preferential Collection of Claims Against the Company.

The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 312(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trustee Indenture Act to the extent indicated therein.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01.    Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a)    semi-annually, not later than fifteen days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

(b)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

SECTION 7.02.    Preservation of Information; Communications to Holders.

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Section 312(a) of the Trust Indenture Act.

If the Trustee is not the Security Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with Section 312(a) of the Trust Indenture Act.

Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 7.03.    Reports by Trustee.

(a)    Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 3.01, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(b)    The Trustee shall transmit the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

(c)    Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act. The Company will promptly notify the Trustee when any series of Securities are listed on any securities exchange.

SECTION 7.04.    Reports by Company.

(a)    The Company shall file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said sections, then it shall file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations and shall file a copy thereof with the Trustee within 30 days after such supplementary and periodic information, documents and reports would have been required to be filed with the Commission.

For purposes of this Section 7.04(a), any such document or report that the Company files with the Commission via the EDGAR system shall be deemed to be filed with the Trustee at the time such documents are filed via EDGAR.

Any and all defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this Section 7.04(a) shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 7.04(a)) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders under Article Five if principal, premium, if any, and interest have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(b)    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other person’s compliance with any of the covenants under this Indenture, to determine whether such reports, information or documents are filed with the Commission (using the EDGAR filing system or any successor filing system of the Commission) or made publicly available on any website, to examine such reports, information, documents and other reports to ensure compliance with the provisions of this Indenture, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

SECTION 8.01.    Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (i) either the Company shall be the continuing corporation, or the successor shall be a corporation, partnership or trust organized and existing under the laws of the

United States or a State thereof and such successor shall expressly assume the due and punctual payment of the principal of (and premium, if any) and any interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to a Responsible Officer of the Trustee by such corporation, and (ii) the Company or such successor, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

SECTION 8.02.    Rights and Duties of Successor.

In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor, such successor shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities and coupons. Such successor thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities and coupons issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities and coupons which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities or coupons which such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities and coupons so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities and coupons theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and coupons had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities and coupons thereafter to be issued as may be appropriate.

SECTION 8.03.    Officers’ Certificate and Opinion of Counsel.

The Trustee, subject to the provisions of Sections 6.01 and 6.03, shall be provided with an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease or conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01.    Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities or coupons, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)    to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

(2)    to add to the covenants of the Company, for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3)    to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal (or premium, if any) on Registered Securities or of principal (or premium, if any) or any interest on Bearer Securities, to permit Registered Securities to be exchanged for Bearer Securities or to permit the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(4)    to establish the form and terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(5)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10(b)(1); or

(6)    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture which shall not adversely affect the interest of the Holders of Securities of any series or any related coupons in any material respect; or

(7)    to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(8)    to conform this Indenture or any supplement hereto or any Securities, in each case to the description thereof set forth in any prospectus or offering memorandum relating to the initial offer and sale of such Securities.

SECTION 9.02.    Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)    change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 8.01(i) and permitted by Section 9.01(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2)    reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 15.04 for quorum or voting, or

(3)    modify any of the provisions of this Section, or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03.    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

SECTION 9.05.    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06.    Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series. Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 10.01.    Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Any interest due on Bearer Securities on or before Maturity, other than Additional Amounts, if any, payable as provided in Section 10.04 in respect of principal of (or premium, if any, on) such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

SECTION 10.02.    Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series which is located outside the United States where Securities of such series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of such series pursuant to Section 10.04); provided, however, that if the Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to a Responsible Officer of the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 10.04) at the place specified for the purpose pursuant to Section 3.01, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Except as otherwise provided in the form of Bearer Security of any particular series pursuant to the provisions of this Indenture, no payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, payment of principal of and any premium and interest in Dollars on any Bearer Security may be made at the Corporate Trust Office if (but only if) payment of the full amount of such principal, premium or interest at all offices outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise set forth in a Board Resolution or indenture supplemental hereto with respect to a series of Securities, the Company hereby designates as the Place of Payment for each series of Securities the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its corporate trust office there as the Company’s office or agency for each of such purposes in such Borough and City.

SECTION 10.03.    Money for Securities Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any), or interest on, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to 10:00 a.m., New York City time, on each due date of the principal of (and premium, if any), or interest on, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

(1)    hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)    give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

(3)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Except as otherwise provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 10.04.    Additional Amounts.

If the Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of any series or any coupon appertaining thereto Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest on, or in respect of, any Security of any series or any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal (and premium, if any) is made), and at least 10 days prior to each date of payment of principal (and premium, if any) or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal (and premium, if any) or interest on the Securities of that series shall be made to Holders of Securities of that series or the related coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that Series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or intentional misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

SECTION 10.05.    Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement, which need not comply with Section 1.02, signed by the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company, stating, as to each signer thereof, that

(a)    a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision, and

(b)    to the best of his knowledge, based on such review, (i) the Company has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof, and (ii) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

SECTION 10.06.    Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.04 or 10.05, subject to the limitations set out in the Trust Indenture Act, with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 10.07.    Statement by Officers as to Default.

The Company shall deliver to the Trustee, as soon as practicable and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default and the action which the Company proposes to take with respect thereto.

ARTICLE ELEVEN

NEGATIVE COVENANTS

SECTION 11.01.    Limitations on Liens.

Nothing in this Indenture or in any Securities shall in any way restrict or prevent the Company or any Subsidiary from incurring any indebtedness; provided that the Company covenants and agrees that, so long as any Securities are Outstanding, neither it nor any Principal Domestic Subsidiary will create or assume any Liens upon any Principal Property or of or upon any Capital Stock of any Principal Domestic Subsidiary, whether now owned or hereafter acquired (all property and assets, tangible or intangible, real, personal or mixed, of whatsoever kind or description, being referred to herein as “property”) to secure any indebtedness for money borrowed, without effectively providing that any Securities then Outstanding or thereafter created (together with, if the Company so determines, any other indebtedness or obligation then existing and any other indebtedness or obligation thereafter created ranking equally with such series of Securities) are secured equally and ratably with (or prior to) such indebtedness for so long as such indebtedness shall be secured, except that the foregoing provision shall not apply to the following Liens (each a “Permitted Lien”):

(a)    Any Lien created by the Company or a Subsidiary to secure all or part of the purchase price of any property (or to refund or refinance all or part of such purchase price within 24 months of the acquisition of such property) or to secure a loan made to enable the Company or a Subsidiary to acquire the property described in such Lien; provided, however, that (i) such Lien shall not encumber any other property of the Company or a Subsidiary (other than property constituting substitutions or replacements for, or accessions to, property which is encumbered pursuant to after-acquired property provisions of the agreements in accordance with which such Liens were granted) and (ii) the principal amount of the indebtedness secured by any such Lien, together with all other indebtedness secured by a Lien on such property, shall not exceed the purchase price of such property;

(b)    Any Lien existing on any property at the time of the acquisition thereof by the Company or a Subsidiary whether or not assumed by the Company or a Subsidiary, any Lien on any property acquired or constructed by the Company or a Subsidiary and created not later than 24 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later, and any Lien on any property with respect to which the Company or a Subsidiary has made additions, substantial repairs, alterations or improvements and created not later than 24 months after completion of such additions, repairs, alterations or improvements; provided, however, that (A) the principal amount of the indebtedness secured by such Lien, together with all other indebtedness secured by a Lien on such property, shall not exceed the purchase price of the property acquired, the cost of the property constructed and/or the costs of such additions, repairs, alterations or improvements and (B) such Lien does not extend to or cover any property other than such property acquired, constructed, repaired, altered and/or improved (other than property constituting substitutions or replacements for, or accessions to, property which is encumbered pursuant to after-acquired property provisions of the agreements in accordance with which such Liens were granted);

(c)    Any Lien created or assumed by the Company or a Subsidiary on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by the Company or a Subsidiary and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later;

(d)    Any Lien existing on any property or stock or other equity interests of an entity at the time it is acquired by the Company or any of its Subsidiaries, whether through merger, consolidation, purchase of assets or otherwise; provided, however, that such Lien does not extend to any other property of the Company or any of its other Subsidiaries (other than property constituting substitutions or replacements for, or accessions to, property which is encumbered pursuant to after-acquired property provisions of the agreements in accordance with which such Liens were granted);

(e)    Any mechanic’s or materialmen’s Liens or any Lien arising by reason of pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, and Liens arising in connection with statutory or contractual set-off provisions granted or arising in the ordinary course of business;

(f)    Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or a Subsidiary to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements;

(g)    Liens for taxes, assessments and governmental charges which are not at the time delinquent or which are being contested in good faith by appropriate proceedings by the Company or a Subsidiary;

(h)    Liens due to zoning, planning and environmental laws and ordinances and governmental regulations; minor defects or irregularities in or encumbrances on the titles to properties which in the aggregate do not materially impair the use of the property of the Company and its Subsidiaries, taken as a whole, for the purposes for which it is held in the operation of the business of the Company and its Subsidiaries; easements, exceptions or reservations in any property of the Company or a Subsidiary granted or reserved for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroad purposes, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of the property of the Company and its Subsidiaries, taken as a whole, for the purposes for which it is held in the operation of the business of the Company and its Subsidiaries, or materially detract from the value of the property subject thereto;

(i)    Liens securing any obligation incurred in connection with the rendering of a final judgment or award the execution of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond and the claims secured thereby are being contested in good faith by appropriate proceedings;

(j)    Liens on property of any Subsidiary to secure obligations of such Subsidiary to the Company or to another Subsidiary; provided, however, that the obligations secured by such Liens may not be assigned, sold or otherwise transferred to a Person other than the Company or a Subsidiary unless such Lien would otherwise be permitted to be granted to such Person under another exception in this Section;

(k)    Liens on current assets of the Company or any Subsidiary created to secure indebtedness and letter of credit reimbursement obligations incurred in connection with the extension of working capital financing;

(l)    With respect to any series of Securities, any Lien on any property existing at the date of the Indenture or the applicable supplemental indenture relating to such series of Securities (or property constituting substitutions or replacements for, or accessions to, property which is encumbered pursuant to after-acquired property provisions of the agreements in accordance with which such Liens were granted);

(m)    Liens (which may include customary after-acquired property provisions relating to substitutions or replacements for, or accessions to, the property encumbered thereby) incurred in connection with the borrowing of funds if, within 120 days following the date of such borrowing, such funds are utilized to repay indebtedness in the same (or greater) principal amount secured by other Liens on property of the Company or any Subsidiary having a fair market value (as determined in good faith by the chief financial officer of the Company) at least equal to the fair market value of the property which secures the new Lien;

(n)    Liens securing industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America, or any State, or any department, agency, instrumentality or political subdivision of either; and

(o)    Any renewal, refunding or extension of maturity, in whole or in part, of any Lien created or assumed in accordance with the provisions of subdivision (a),(b),(c),(d),(j),(k), or (l) above; provided, however, that the principal amount of the indebtedness secured by such renewal Lien, refunding Lien or extended Lien shall not exceed the principal amount of the indebtedness, plus any prepayment premium or accrued interest, secured by the Lien to be renewed, refunded or extended outstanding at the time of such renewal, refunding or extension, plus any premium or fee payable in connection with any such renewal, refunding or extension; provided, further, that in the case of any revolving credit or similar facility which allows the Company or any Subsidiary to borrow any money thereunder immediately prior to the time of such renewal, refunding or extension of maturity, the principal amount of indebtedness secured by the renewal Lien, refunding Lien or extended Lien shall not exceed the maximum stated amount which could be borrowed under such facility immediately prior to such renewal, refunding or extension (without regard to any borrowing base, collateral value, debt to equity, debt service or other provisions then purporting to limit any borrowings thereunder); and in any case the lien of such renewal Lien, refunding Lien or extended Lien shall be limited to the same property (or property constituting substitutions or replacements for, or accessions to, property which is encumbered pursuant to after-acquired property provisions of the agreements in accordance with which such Liens were granted) that secured the Lien so renewed, refunded or extended.

Notwithstanding the preceding provisions of this Section 11.01, the Company and any of its Principal Domestic Subsidiaries may create or assume any Lien upon any Principal Property or Capital Stock of any of the Company’s Principal Domestic Subsidiaries to secure any indebtedness for money borrowed (other than Securities issued under the Indenture), which Lien is not already excepted from this Section 11.01 as a Permitted Lien, without securing any Securities then Outstanding, provided that the aggregate principal amount of all such indebtedness then outstanding secured by such Lien and all other similar Liens other than Permitted Liens, together with all Attributable Indebtedness then outstanding from Sale and Leaseback Transactions, excluding Sale and Leaseback Transactions permitted by clauses (i) and (ii) of the first paragraph of Section 11.02 below or clause (a) of the second paragraph thereof, does not exceed 15% of the Consolidated Adjusted Net Assets of the Company and its Subsidiaries determined at the time of incurrence.

SECTION 11.02.    Limitations on Sale and Leaseback Transactions.

The Company covenants and agrees that, for so long as any Securities are Outstanding, neither it nor any Principal Domestic Subsidiary will enter into any arrangement with any Person, or to which any such Person is a party, providing for the leasing to the Company or a Principal Domestic Subsidiary for a period of more than three years of Principal Property which has been or is to be sold or transferred by the Company or such Principal Domestic Subsidiary to such Person or to any other Person, and with respect to which the funds have been or are to be advanced by such Person on the security of the leased Principal Property (a “Sale and Leaseback Transaction”) unless either:

(i)    the Company or such Principal Domestic Subsidiary would be entitled, pursuant to Section 11.01, to incur indebtedness secured by a Lien on the Principal Property to be leased, without equally and ratably securing any Securities then Outstanding, or

(ii)    the Company, within 12 months after the effective date of such Sale and Leaseback Transaction (whether made by the Company or a Principal Domestic Subsidiary) applies an amount equal to the Attributable Indebtedness from such Sale and Leaseback Transaction (i) to the indirect or direct acquisition, construction, improvement or expansion of other property that will constitute Principal Property, including through the acquisition of a Principal Domestic Subsidiary or (ii) to the voluntary retirement of Funded Debt; provided, however, that the amount to be applied to the retirement of Funded Debt shall be reduced by (A) the principal amount of Securities delivered, within 12 months after the effective date of such Sale and Leaseback Transaction, to the Trustee for retirement and cancellation and (B) the principal amount of other Funded Debt voluntarily retired by the Company within such 12-month period, excluding retirements of Securities and other Funded Debt pursuant to mandatory sinking fund or prepayment provisions or by payment at maturity.

Notwithstanding the preceding provisions of this Section 11.02, the Company and any Principal Domestic Subsidiary may enter into any Sale and Leaseback Transaction that is not excepted above (a) with any of HLS, HEP or any of their respective Subsidiaries without any limitation, or (b) provided that the Attributable Indebtedness from such Sale and Leaseback Transaction, together with the aggregate principal amount of then outstanding indebtedness (other than Securities issued under the Indenture) secured by Liens (other than Permitted Liens) upon Principal Properties, does not exceed 15% of the Consolidated Adjusted Net Assets of the Company and its Subsidiaries determined at the time of such transaction.

ARTICLE TWELVE

REDEMPTION OF SECURITIES

SECTION 12.01.    Applicability of Article.

Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and this Article.

SECTION 12.02.    Election to Redeem; Notice to Trustee.

If the Company elects to redeem the Securities pursuant to this Article XII, it shall notify the Trustee in writing at least 5 Business Days before the date of giving the notice of redemption (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.

SECTION 12.03.    Selection by Trustee of Securities to be Redeemed.

If less than all the Securities of any series with the same issue date, interest rate and Stated Maturity are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee (a) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) pro rata (or in case of Global Notes, by such method as DTC may require), from the Outstanding Securities of such series not previously called for redemption, and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Registered Security of such series not redeemed to less than the minimum denomination for a Security of that series established pursuant to Section 3.02.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

SECTION 12.04.    Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.06, not less than 10 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof. Any redemption may, at the Company’s discretion, be conditioned upon the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the redemption date or have been waived by the Company on or before the redemption date. The Company will provide notice of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. The Company will provide notice of any waiver of a condition or failure to meet such condition no later than the redemption date.

Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall include the CUSIP Number, if any, and shall state:

(1)    the Redemption Date,

(2)    the Redemption Price,

(3)    if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Securities to be redeemed,

(4)    in case any Registered Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Registered Security or Registered Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)    that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6)    the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price,

(7)    that the redemption is for a sinking fund, if such is the case, and

(8)    any conditions precedent to such redemption.

A notice of redemption published as contemplated by Section 1.06 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided, however, that the Company shall have delivered to the Trustee, at least 5 Business Days before the date of giving the notice of redemption (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as required by this Section 12.04.

SECTION 12.05.    Deposit of Redemption Price.

On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on all the Securities or portions thereof which are to be redeemed on that date.

SECTION 12.06.    Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, subject to satisfaction or waiver of any conditions to such redemption, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States except as otherwise provided in Section 10.02), and provided, further, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States except as otherwise provided in Section 10.02.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 12.07.    Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at any office or agency of the Company maintained for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the U.S. Depository or other depository for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

ARTICLE THIRTEEN

SINKING FUNDS

SECTION 13.01.    Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required by any form of Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 13.02.    Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series to be made pursuant to the terms of such Securities as provided for by the terms of such series, (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such series of Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 13.02, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

SECTION 13.03.    Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Securities (unless a shorter notice shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 13.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 12.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 12.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 12.06 and 12.07.

ARTICLE FOURTEEN

REPAYMENT AT THE OPTION OF HOLDERS

SECTION 14.01.    Applicability of Article.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 3.09, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled. Notwithstanding anything to the contrary contained in this Article Fourteen, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

ARTICLE FIFTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 15.01.    Purposes for Which Meetings May Be Called.

If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 15.02.    Call, Notice and Place of Meetings.

(a)    The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 15.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)    In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

SECTION 15.03.    Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 15.04.    QUORUM; ACTION.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a specified percentage in aggregate principal amount of the Outstanding Securities of a series that is less or greater than a majority in principal amount of the Outstanding Securities of such series, then, with respect to such action (and only such action) the Persons entitled to vote such lesser or greater percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66-2/3% in principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

SECTION 15.05.    Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination or proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.04 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(b)    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 15.02(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c)    At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d)    Any meeting of Holders of Securities of any series duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 15.06.    Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.02 and, if applicable, Section 15.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE SIXTEEN

MISCELLANEOUS PROVISIONS

SECTION 16.01.    Securities in Foreign Currencies.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary in the form of Security of any particular series, any amount in respect of any Security denominated in a currency other than Dollars shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.

SECTION 16.02.     Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any future law or regulation or governmental authority, (ii) strikes, (iii) work stoppages, (iv) accidents, (v) acts of war or terrorism, (vi) civil or military disturbances, (vii) nuclear or natural catastrophes or acts of God, (viii) disease, (ix) epidemic or pandemic, (x) quarantine, (xi) national emergency, (xii) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, (xiii)

communications system failure, (xiv) malware or ransomware, (xv) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvi) unavailability of any securities clearing system strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written:

HF SINCLAIR CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Signature Page to Indenture